Exhibit 99.3

INDEX TO FINANICAL STATEMENTS

Page
MEMORIAL PRODUCTION PARTNERS LP
Unaudited Pro Forma Condensed Combined Financial Statements
Introduction	F-2
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2014	F-3
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2014 and the Year Ended December 31, 2013	F-4
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-6

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 1, 2014, Memorial Production Partners LP (“Partnership”) acquired certain oil producing properties and related facilities located in the Lost Soldier and Wertz fields in Wyoming from Merit Energy Company and certain of its affiliates (“Merit Energy”) for an adjusted purchase price of approximately $915.1 million, subject to customary post-closing adjustments, with an effective date of April 1, 2014 (the “Wyoming Acquisition”). The following unaudited pro forma condensed combined financial information reflects the historical financial statements of the Partnership adjusted on a pro forma basis to give effect to the Wyoming Acquisition.

The unaudited pro forma condensed combined balance sheet is based on the unaudited March 31, 2014 Partnership balance sheet and includes pro forma adjustments to give effect to the Wyoming Acquisition as if that transaction occurred on March 31, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 is based on the unaudited statement of operations of the Partnership and the unaudited statement of revenues and direct operating expenses of the Wyoming Acquisition for the three months ended March 31, 2014, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is based on the audited statement of operations of the Partnership and the audited statement of revenues and direct operating expenses of the Wyoming Acquisition for the year ended December 31, 2013, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013.

The pro forma adjustments to the historical combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The unaudited pro forma combined financial statements of the Partnership are not necessarily indicative of the results that actually would have occurred if the Partnership had completed the Wyoming Acquisition or the related financing transactions on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2014

	Partnership Historical	Pro Forma Adjustments		Partnership Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,735	$917,434	(a)	$1,735
		(917,434)	(b)
Accounts receivable:
Oil and natural gas sales	34,514	—		34,514
Joint interest owners and other	8,803	—		8,803
Affiliates	2,920	—		2,920
Short-term derivative instruments	1,553	—		1,553
Prepaid expenses and other current assets	11,033	—		11,033

Total current assets	60,558	—		60,558
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	1,995,310	921,395	(b)	2,916,705
Other	2,919	—		2,919
Accumulated depreciation, depletion and impairment	(445,438)	—		(445,438)

Oil and natural gas properties, net	1,552,791	921,395	(b)	2,474,186
Long-term derivative instruments	26,330	—		26,330
Restricted investments	74,211	—		74,211
Other long–term assets	16,843	2,334	(b)	19,177

Total assets	$1,730,733	$923,729		$2,654,462

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,841	$—		$7,841
Accounts payable – affiliates	1,709	—		1,709
Revenues payable	19,113	—		19,113
Accrued liabilities	64,788	2,796	(b)	67,584
Short-term derivative instruments	19,832	—		19,832

Total current liabilities	113,283	2,796		116,079
Long-term debt	988,435	917,434	(a)	1,905,869
Asset retirement obligations	101,475	3,499	(b)	104,974
Long-term derivative instruments	10,646	—		10,646
Other long-term liabilities	3,814	—		3,814

Total liabilities	1,217,653	923,729		2,141,382
Commitments and contingencies
Equity:
Partners’ equity (deficit):
Common units (55,889,180 units outstanding at March 31, 2014 and 55,877,831 units outstanding at December 31, 2013)	521,487	—		521,487
Subordinated units (5,360,912 units outstanding at March 31, 2014 and December 31, 2013)	(14,650)	—		(14,650)
General partner (61,313 units outstanding at March 31, 2014 and 61,300 units outstanding at December 31, 2013)	660	—		660

Total partners’ equity	507,497	—		507,497
Noncontrolling interests	5,583	—		5,583

Total equity	513,080	—		513,080

Total liabilities and equity	$1,730,733	$923,729		$2,654,462

The accompanying notes are an integral part of this unaudited pro forma financial information.

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

	Partnership Historical	Wyoming Acquisition Historical	Pro Forma Adjustments		Partnership Pro Forma Combined
Revenues:
Oil & natural gas sales	$100,299	$47,398	$—		$147,697
Pipeline tariff income and other	678	—	—		678

Total revenues	100,977	47,398	—		148,375

Costs and expenses:
Lease operating	27,988	12,306	—		40,294
Pipeline operating	489	—			489
Exploration	6	—	—		6
Production and ad valorem taxes	5,584	6,206	—		11,790
Depreciation, depletion, and amortization	26,745	—	15,396	(c)	42,141
General and administrative	9,958	—	—		9,958
Accretion of asset retirement obligations	1,357	—	70	(c)	1,427
(Gain) loss on commodity derivative instruments	46,766	—	—		46,766
Other, net	(12)	—	—		(12)

Total costs and expenses	118,881	18,512	15,466		152,859

Operating income (loss)	(17,904)	28,886	(15,466)		(4,484)
Other income (expense):
Interest expense, net	(16,078)	—	(4,610)	(d)	(20,799)
			(111)	(e)

Total other income (expense)	(16,078)	—	(4,721)		(20,799)

Income (loss) before income taxes	(33,982)	28,886	(20,187)		(25,283)
Income tax benefit (expense)	(75)	—	—		(75)

Net income (loss)	(34,057)	28,886	(20,187)		$(25,358)
Net income (loss) attributable to noncontrolling interest	55	—	—		55

Net income (loss) attributable Memorial Production Partners LP	$(34,112)	$28,886	$(20,187)		$(25,413)

Historical and pro forma net income (loss) available to limited partners (Note 3):
Net income (loss) available to limited partners	$(34,118)				$(25,428)

Earnings per unit:
Basic and diluted earnings per unit	$(0.56)				$(0.42)

Weighted average limited partner units outstanding:
Basic and diluted	61,251				61,251

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

	Partnership Historical	Wyoming Acquisition Historical	Pro Forma Adjustments		Partnership Pro Forma Combined
Revenues:
Oil & natural gas sales	$341,197	$186,421	$—		$527,618
Pipeline tariff income and other	2,419	—	—		2,419

Total revenues	343,616	186,421	—		530,037

Costs and expenses:
Lease operating	88,893	53,104	—		141,997
Pipeline operating	1,835	—			1,835
Exploration	1,130	—	—		1,130
Production and ad valorem taxes	17,784	26,810	—		44,594
Depreciation, depletion, and amortization	97,269	—	58,868	(c)	156,137
Impairment of proved oil and natural gas properties	54,362	—	—		54,362
General and administrative	43,495	—	—		43,495
Accretion of asset retirement obligations	4,853	—	280	(c)	5,133
(Gain) loss on commodity derivative instruments	(26,281)	—	—		(26,281)
(Gain) on sale of properties	(2,848)	—	—		(2,848)
Other, net	647	—	—		647

Total costs and expenses	281,139	79,914	59,148		420,201

Operating income	62,477	106,507	(59,148)		109,836
Other income (expense):
Interest expense, net	(41,901)	—	(29,817)	(d)	(72,163)
			(445)	(e)

Total other income (expense)	(41,901)	—	(30,262)		(72,163)

Income (loss) before income taxes	20,576	106,507	(89,410)		37,673
Income tax benefit (expense)	(308)	—	—		(308)

Net income (loss)	20,268	106,507	(89,410)		$37,365
Net income (loss) attributable to noncontrolling interest	267	—	—		267

Net income (loss) attributable Memorial Production Partners LP	$20,001	$106,507	$(89,410)		$37,098

Historical and pro forma net income (loss) available to limited partners (Note 3):
Net income (loss) available to limited partners	$8,636				$25,716

Earnings per unit:
Basic and diluted earnings per unit	$0.19				$0.56

Weighted average limited partner units outstanding:
Basic and diluted	46,017				46,017

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On July 1, 2014, Memorial Production Partners LP (“Partnership”) acquired certain oil producing properties and related facilities located in the Lost Soldier and Wertz fields in Wyoming from Merit Energy Company and certain of its affiliates (“Merit Energy”) for an adjusted purchase price of approximately $915.1 million, subject to customary post-closing adjustments, with an effective date of April 1, 2014 (the “Wyoming Acquisition”). The following unaudited pro forma condensed combined financial information reflects the historical financial statements of the Partnership adjusted on a pro forma basis to give effect to the Wyoming Acquisition.

The Partnership funded the Wyoming Acquisition through borrowings under its $2.0 billion multi-year revolving credit facility. Upon the closing of the Wyoming Acquisition, the borrowing base under the Partnership’s revolving credit facility was increased from $870.0 million to $1.44 billion.

The unaudited pro forma condensed combined balance sheet is based on the unaudited March 31, 2014 Partnership balance sheet and includes pro forma adjustments to give effect to the Wyoming Acquisition as if that transaction occurred on March 31, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 is based on the unaudited statement of operations of the Partnership and the unaudited statement of revenues and direct operating expenses of the Wyoming Acquisition for the three months ended March 31, 2014, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is based on the audited statement of operations of the Partnership and the audited statement of revenues and direct operating expenses of the Wyoming Acquisition for the year ended December 31, 2013, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013.

The pro forma adjustments to the audited historical combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The Partnership believes that the assumptions used in the preparation of these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. These unaudited pro forma condensed combined financial statements and the notes thereto should be read in conjunction with:

•	the Partnership’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2013;

•	the Partnership’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014; and

•	Other information that the Partnership has filed with the SEC.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)

Pro forma adjustment to reflect the cash proceeds related to borrowings by the Partnership of $917.4 million, which includes $2.3 million of deferred financing costs, under its revolving credit facility.

(b)	Pro forma adjustments to record the use of the $917.4 million of borrowings under the Partnership’s revolving credit facility to fund the Wyoming Acquisition:

(1)	To reflect estimated deferred financing costs of $2.3 million related to additional borrowings under the Partnership’s revolving credit facility; and

(2)	To reflect a $915.1 million cash payment to Merit Energy for the purchase price and record the estimated fair value of the assets acquired and liabilities assumed.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2014 and year ended December 31, 2013:

(c)	Pro forma adjustment to reflect the depletion and depreciation on property and equipment and the accretion expense on asset retirement obligations.

(d)

Pro forma adjustment to reflect the incurrence of interest expense on $917.4 million of additional borrowings under our revolving credit facility used to fund the Wyoming Acquisition. For the three months ended March 31, 2014 and year ended December 31, 2013, pro forma interest expense was based on a rate of 2.01% and 3.25%, respectively. A one-eighth percentage point change in the interest rate would change pro forma interest associated with these additional borrowings by $0.3 million and $1.1 million for the three months ended March 31, 2014 and year ended December 31, 2013, respectively.

(e)	Pro forma adjustment to reflect the amortization of deferred financing costs as if the borrowing costs associated with the Wyoming Acquisition were incurred on January 1, 2013.

Note 3. Historical and Pro Forma Net Income Per Limited Partner Unit

The following sets forth the calculation of earnings (loss) per unit, or EPU, for the three months ended March 31, 2014 (in thousands, except per unit amounts):

	Historical	Pro Forma
Net income (loss) attributable to Memorial Production Partners LP	$(34,112)	$(25,413)
Less: Previous owners interest in net income (loss)	—	—
Less: General partner’s 0.1% interest in net income (loss)	(34)	(25)
Less: IDRs attributable to corresponding period	40	40

Net income (loss) available to limited partners	$(34,118)	$(25,428)

Weighted average limited partner units outstanding:
Common units	55,890	55,890
Subordinated units	5,361	5,361

Total	61,251	61,251

Basic and diluted EPU	$(0.56)	$(0.42)

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following sets forth the calculation of earnings (loss) per unit, or EPU, for the year ended December 31, 2013 (in thousands, except per unit amounts):

	Historical	Pro Forma

Net income (loss) attributable to Memorial Production Partners LP	$20,001	$37,098
Less: Previous owners interest in net income (loss)	11,275	11,275
Less: General partner’s 0.1% interest in net income (loss)	9	26
Less: IDRs attributable to corresponding period	81	81

Net income (loss) available to limited partners	$8,636	$25,716

Weighted average limited partner units outstanding:
Common units	40,656	40,656
Subordinated units	5,361	5,361

Total	46,017	46,017

Basic and diluted EPU	$0.19	$0.56

Note 4. Pro Forma Proved Reserves and Standardized Measure of Discounted Future Net Cash Flows

Estimated Quantities of Proved Oil and Natural Gas Reserves

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in the financial statement disclosures.

Proved reserves are those quantities of oil and natural gas that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will continue the project within a reasonable time.

As of December 31, 2013, all of the proved reserves included in the “Partnership Historical” column in the table below were prepared by Netherland, Sewell & Associates (“NSAI”). The proved reserves related to the probable Wyoming Acquisition appearing in the “Wyoming Acquisition Historical” column were prepared for Merit Energy utilizing year-end estimates of reserve quantities provided by third-party independent petroleum engineering consultants.

The following table illustrates the Partnership’s pro forma estimated net proved reserves as of December 31, 2013. The oil price as of December 31, 2013 is based on the twelve month unweighted average of the first of month prices of the West Texas Intermediate posted price which equates to $93.42 per barrel. The oil and natural gas liquids prices were adjusted by lease for quality, transportation fees, and regional price differentials. The gas price as of December 31, 2013 is based on the twelve month unweighted average of the first of month prices of the Henry Hub spot price which equates to $3.670 per MMBtu. All prices are adjusted by lease for quality of energy content, transportation fees and regional price differentials. All prices are held constant in accordance with SEC rules.

	December 31, 2013
	Partnership Historical	Wyoming Acquisition Historical	Partnership Pro Forma Combined
Proved developed and undeveloped reserves:
Gas (MMcf)	607,139	—	607,139
Oil (MBbls)	39,149	28,575	67,724
NGLs (MBbls)	28,846	4,579	33,425

Total proved (MMcfe)	1,015,105	198,924	1,214,029

Total proved developed (MMcfe)	616,893	188,508	805,401

Total proved undeveloped (MMcfe)	398,212	10,416	408,628

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A variety of methodologies are used to determine proved reserve estimates. The principal methodologies employed are reservoir simulation, decline curve analysis, volumetric, material balance, advance production type curve matching, petro-physics/log analysis and analogy. Some combination of these methods is used to determine reserve estimates in substantially all of our fields.

Standardized Measure of Discounted Future Net Cash Flows from Proved Reserves

The standardized measure of discounted future net cash flows presented below is computed by applying first of month average prices, year-end costs and legislated tax rates and a discount factor of 10 percent to proved reserves. We do not believe the standardized measure provides a reliable estimate of the Partnership’s expected future cash flows to be obtained from the development and production of its oil and gas properties or of the value of its proved oil and gas reserves. The standardized measure is prepared on the basis of certain prescribed assumptions including first of month average prices, which represent discrete points in time and therefore may cause significant variability in cash flows from year to year as prices change.

The December 31, 2013 pro forma standardized measure of discounted future net cash flows is as follows:

	December 31, 2013

	Partnership Historical	Wyoming Acquisition Historical	Partnership Pro Forma Combined

Future cash inflows	$6,892,150	$2,977,811	$9,869,961
Future production costs	(2,719,024)	(1,266,229)	(3,985,253)
Future development costs	(685,858)	(76,400)	(762,258)

Future net cash flows for estimated timing of cash flows	3,487,268	1,635,182	5,122,450
10% annual discount for estimated timing of cash flows	(1,879,156)	(741,493)	(2,620,649)

Standardized measure of discounted future net cash flows	$1,608,112	$893,689	$2,501,801

The Partnership is subject to the Texas franchise tax, which has a maximum effective rate of 0.7% of gross income apportioned to Texas. Due to immateriality, the impact of this tax has been excluded from the above table.